Exhibit 24.2
POWER OF ATTORNEY
      Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”), in connection with the offer for the entire issued share capital of ABN AMRO Holding N.V. Such securities will be registered on one or more registration statements on Form F-4, or on such other form or forms promulgated by the US Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).
      KNOW ALL PERSONS BY THESE PRESENTS, that James Walker whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: June 7, 2007	By: /s/ James Walker James Walker